EXHIBIT 1.1

SUBSCRIPTION AGREEMENT

REXIT, INC.

A Maryland Corporation

The undersigned hereby applies to become a Shareholder in ReXit, Inc. a Maryland Corporation (the "Company"), and subscribes to purchase the number of Shares herein indicated in accordance with the terms and conditions of the Bylaws, as amended, attached as Exhibit 3.1 to the Registration Statement filed on a Form S-11 with the Securities Exchange Commission under the Securities Act of 1933 dated _________________, as amended (the " Registration Statement ").

1.  REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants as follows:

(a)	I have received, read and fully understood the Registration Statement dated ___________________ and its amendments and in making this investment I am relying only on the information provided in the Registration Statement. I have not relied on any statements or representations inconsistent with those contained in the Registration Statement.
(b)	I understand that the Shares are being offered and sold pursuant to a Registration Statement. I acknowledge and understand that the Registration Statement depends in part upon the accuracy of the representations and warranties contained herein, which I hereby make with the intent that they may be relied upon by the Company and its officers and directors.

(c)	My principal residence is in a state where the Company has duly registered the Shares or qualifies for an exemption. Except as hereafter provided, if I am acting as the trustee of a trust or on behalf of any other business entity, both the principal office and the principal place of business of such trust or other entity are located in such a state. If I am acting as the trustee or custodian of a Keogh plan, Individual Retirement Account or other retirement plan and I am not a resident such a state, then all of the following requirements are satisfied: (i) all participants or beneficiaries of such retirement plan have their principal residence in such a state; (ii) all investment decisions regarding such plan are made by such resident participants and/or beneficiaries; and (iii) I perform only ministerial functions with respect to the investment of plan assets, with no independent authority or discretion to make investment decisions.
(d)	I understand that an investment in the Shares involves certain risks. I am 18 years of age or older.

(e)	By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of Shares), I am capable of evaluating the risks and merits of an investment in the Shares.
(f)	If I am a resident of one of the following states, I understand I must meet those suitability standards*:

Alabama—Alabama investors must represent that, in addition to meeting the suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and other similar programs.

California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000 and the total investment in this offering may not exceed 10% of the investor’s net worth.

Iowa—An Iowa investor must have a net worth of $100,000 and an annual income of $70,000 or in the alternative, a net worth of $350,000 and the total investment in our offering may not exceed 10% of the investor’s liquid net worth.

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Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in our and similar direct participation investments.

Kentucky—A Kentucky investor’s investment in our offering may not exceed 10% of his or her net worth.

Massachusetts—It is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

Michigan—Michigan investors may not invest more than 10% of their net worth in our offering.

Oregon—An Oregon investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

Pennsylvania—A Pennsylvania investor must have a net worth of at least ten times his or her investment in our offering.

Tennessee—A Tennessee investor must have a liquid net worth of at least ten times his or her investment in our offering.

For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. ‘‘Liquid net worth’’ is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

*The Company may not be registered to sell securities in certain states listed and a potential subscriber may not invest unless the Company has duly registered the Shares by coordination.

(g)	I am purchasing the Shares solely for my own account, and not with a view to or for a sale in connection with any distribution of the Shares.

2. ACCEPTANCE. This Subscription Agreement will be accepted or rejected by the Company within thirty (30) days of its receipt by the Company. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of Shares indicated below, for the purchase price of $1.00per Share. The Chief Executive Officer will return a countersigned copy of this Subscription Agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of Shares.

4. PAYMENT OF SUBSCRIPTION PRICE. The full purchase price for Shares is $1.00 per Share, payable in cash concurrently with delivery of this Subscription Agreement. I understand that my subscription funds will be held by the Company in a non- interest bearing segregated subscription account at a financial institution selected by the Company..

5. UNDERSTANDING OF LEGAL CONSEQUENCES. The undersigned acknowledges that it understands the meaning and legal consequences of the representations and warranties made by the undersigned herein, and that the Company and its officers and directors are relying on such representations and warranties in making his determination to accept or reject this subscription.

PLEASE READ THE FOLLOWING PARAGRAPHS CAREFULLY AND INITIAL WHERE INDICATED AFTER HAVING DONE SO

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The undersigned agrees to indemnify and hold the officers and directors of the Company and other agents and employees harmless from and against any and all claims, demands, liabilities, and damages (including, without limitation, all attorneys' fees which shall be paid as incurred) which any of them may incur, in any manner or to any person, by reason of the falsity, incompleteness or misrepresentation of any information furnished by the undersigned herein or in any document submitted herewith.

The effect of the foregoing paragraph is that the undersigned will be financially responsible for all losses, damages, expenses and liabilities incurred by the Company and/or its officers and directors as a result of a breach of any of the representations and warranties made by the undersigned.

THE UNDERSIGNED HAS READ CAREFULLY AND UNDERSTANDS THE FOREGOING INDEMNIFICATION PROVISIONS AND ITS EFFECT.

_________

(INITIAL)

6. INVESTOR INFORMATION. (Please print or type) Name and Address of Investor or Beneficial Owner:

Does your net worth exceed $70,000?	Yes	No

Does your income exceed $70,000?	Yes	No

If no, does your net worth exceed $250,000?	Yes	No

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Please complete the following, as applicable. (Investments by more than one of the following entities, even if related to each other or controlled by the same person, require completion of separate Subscription Agreement.)

If you are a resident of a state listed in 1(f)  above, please provide the following information:

State of Residence: ______________________________________

Net Worth:_____________________________________________

Net Income:____________________________________________

Identifying Information

Individual Name:_________________________________________

Address:_______________________________________________

Social Security Number:____________________________________

Individual Retirement Account ("IRA"):

Trustee Name:___________________________________________

Address:_______________________________________________

Account Number:________________________________________

Pension or Profit Sharing Trust ("ERISA Plan"):

Trustee Name:___________________________________________

Address:_______________________________________________

Account Number:________________________________________

Corporation, Trust or Other:

Trustee Name:___________________________________________

Address:_______________________________________________

Account Number:_________________________________________

Number of Shares to be Purchased:____________________

Total Purchase Price ($1.00 per Share): $____________________

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You may wire your subscription funds or make a check payable to "ReXit, Inc.” Return your payment along with this Subscription Agreement in accordance with the attached instructions.

With a copy to:

1550 54th Street

Brooklyn, New York 11219

IN WITNESS WHEREOF, the undersigned hereby agrees to become a shareholder in the Company upon the terms and conditions set forth in the Bylaws.

Dated: __, 20______

___________________________________________	___________________________________________
Signature of Beneficial Owner or Individual	Signature of Trustee or Officer

[IF IRA OR ERISA PLAN, THEN BOTH TRUSTEE AND BENEFICIAL OWNER(S) MUST SIGN.]

ACCEPTANCE

The foregoing Subscription Agreement is hereby accepted by ReXit, Inc.

Shmuel Eisenberger
Chief Executive Officer

_________, 2013	By:	___________________________________________

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